Exhibit 23.1

CONSENT OF ARMANINO MCKENNA LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sonic Solutions
Novato, California

We consent to the use of our report dated June 4, 2010, with respect to the consolidated financial statements and schedule of Sonic Solutions, and the effectiveness of internal control over financial reporting of Sonic Solutions, included in its Annual Report on Form 10-K for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

/s/ ARMANINO MCKENNA LLP

San Ramon, California

October 7, 2010